Exhibit 99.1

Assertio Reports Second Quarter 2023 Financial Results, Closes Spectrum Acquisition

Second Quarter Net Product Sales Increase 13% Year-Over-Year, Generates $18.6 Million in Cash Flow from Operations

Acquisition Expected to be Significantly Accretive to Adjusted EPS in 2024

LAKE FOREST, IL. – August 3, 2023 – Assertio Holdings, Inc. (“Assertio” or the “Company”) (Nasdaq: ASRT), a specialty pharmaceutical company offering differentiated products to patients, today reported financial results for the second quarter ended June 30, 2023 and provided updates related to the acquisition of Spectrum Pharmaceuticals, Inc. (“Spectrum”), which closed effective July 31, 2023.

“The acquisition of Spectrum Pharmaceuticals and its innovative ROLVEDONTM asset is transformative to our Company. ROLVEDON continues its exceptional launch trajectory as second quarter sales increased to $21.0 million1, from $15.6 million in the first quarter. We intend to maintain their highly effective commercial team to continue expanding on the success of this exciting new asset. We also expect to deploy this team’s proven market access and contracting capabilities in support of our other assets, particularly Sympazan, Otrexup and Sprix. Once fully integrated, Assertio will benefit from a more diverse revenue base, greater intellectual property protection and an enhanced commercial capability in support of our long-term growth strategy.”

“In the second quarter, we continued to deliver on our core growth, cash flow and portfolio diversification goals, all supported by our innovative and cost efficient digital non-personal sales model,” said Dan Peisert, President and Chief Executive Officer of Assertio.

Financial Highlights (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2023	2022	2023	2022
Net Product Sales (GAAP)	$40.1	$35.4	$81.9	$71.0
Net Income (GAAP)	$8.5	$7.8	$5.0	$16.9
Earnings Per Share (GAAP)	$0.13	$0.16	$0.09	$0.36
Adjusted EBITDA (Non-GAAP)[2]	$24.8	$22.9	$50.4	$46.8
Adjusted Earnings Per Share (Non-GAAP)[2]	$0.19	$0.28	$0.48	$0.66
Second quarter results included the following as compared to the prior year quarter:
•Net product sales increased 13%, to $40.1 million.
◦Increased sales of Indocin and Otrexup plus the addition of Sympazan more than offset the expected decline in Cambia.
◦Sympazan achieved new peaks in both quarterly and monthly TRx count during the quarter.
•Gross margin3 in the second quarter was 88.1%, increased from 87.2% in the year-ago quarter, reflecting shifts in sales mix.
•SG&A expense was $16.8 million in the second quarter of 2023, compared with $10.5 million in the second quarter 2022.
◦The 2023 second quarter included the effect of $3.4 million in transaction related costs, while the prior year second quarter included the benefit of a $2.0 million insurance settlement.
•Resulting Adjusted EBITDA was $24.8 million, increased from $22.9 million in the second quarter 2022.

1 Unaudited results of Spectrum Pharmaceuticals, Inc. for the three months ended June 30, 2023, prior to the closing of the acquisition.
2 Non-GAAP measures are reconciled to the corresponding GAAP measures in the schedules attached.
3 Gross margin represents the ratio of net products sales less cost of sales to net product sales.

2023 Financial Guidance

Assertio is withdrawing its 2023 financial outlook to assess the recent news of a generic indomethacin suppository approved by the United States Food and Drug Administration (“FDA”).

Balance Sheet and Cash Flow

For the quarter ended June 30, 2023, the Company generated $18.6 million in cash flow from operations. At quarter end, cash and cash equivalents totaled $70.2 million.

Conference Call and Investor Presentation Information

Assertio’s management will host a conference call to discuss its second quarter 2023 financial results today:

Date:	Thursday, August 3, 2023
Time:	4:30 p.m. Eastern Time
Webcast (live and archive):	http://investor.assertiotx.com/overview/default.aspx (Events & Webcasts, Investor Page)
Dial-in numbers:	1-929-201-5912

To access the live webcast, the recorded conference call replay, and other materials, please visit Assertio’s investor relations website at http://investor.assertiotx.com/overview/default.aspx. Please connect at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. The replay will be available approximately two hours after the call on Assertio’s investor website.

About Assertio

Assertio is a specialty pharmaceutical company offering differentiated products to patients utilizing a non-personal promotional model. We have built and continue to build our commercial portfolio by identifying new opportunities within our existing products as well as acquisitions or licensing of additional approved products. To learn more about Assertio, visit www.assertiotx.com.

Investor Contact

Matt Kreps, Managing Director
Darrow Associates
M: 214-597-8200
mkreps@darrowir.com

Forward Looking Statements

The statements in this communication include forward-looking statements concerning Assertio and Spectrum, the proposed transactions and other related matters. Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. Forward-looking statements speak only as of the date they are made or as of the dates indicated in the statements and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur. Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” “designed,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements, including: Assertio’s ability to realize the benefits from its operating model; the entry and sales of generics of Assertio’s products (including the Indocin products which are not patent protected and may face generic competition at any time, including as a result of the generic indomethacin suppositories that were approved by the FDA on or around August 2, 2023) and/or other products competitive with any of Assertio’s products (including indomethacin suppositories compounded by hospitals and other institutions including a 503B compounder that commenced sales of its competitive product in the second half of 2022, in what we believe to be violation of certain provisions of the Food, Drug and Cosmetic Act); the uncertainty around the potential impacts of the recently approved generic indomethacin suppository to Assertio’s future results of operations, financial condition, and cash flows; Assertio’s financial cost and outcomes of clinical trials; risks that the new businesses will not be integrated successfully or that the combined company will not realize estimated cost savings, value of certain tax assets, synergies and growth, or that such benefits may take longer to realize than expected; failure to realize anticipated benefits of the combined operations; risks relating to unanticipated costs of integration; demand for the combined company’s products; the growth, change and competitive landscape of the markets in which the combined company participates; expected industry trends, including pricing pressures and managed healthcare practices; variations in revenues obtained from commercialization agreements, including contingent milestone payments, royalties, license fees and other contract revenues, including non-recurring revenues, and the accounting treatment with respect thereto; Assertio’s and Spectrum’s abilities to obtain and maintain intellectual property protection for their respective products and operate their respective businesses without infringing the intellectual property rights of others; the commercial success and market acceptance of Assertio’s and Spectrum’s products; the outcome of, and Assertio’s intentions with respect to, any litigation or investigations, including antitrust litigation, opioid-related investigations, opioid-related litigation and related claims for negligence and breach of fiduciary duty against Assertio’s former insurance broker, and other disputes and litigation, and the costs and expenses associated therewith; and the ability of Assertio’s and Spectrum’s third-party manufacturers to manufacture adequate quantities of commercially salable inventory and active pharmaceutical ingredients for each of their respective products, and Assertio’s and Spectrum’s abilities to maintain their respective supply chains. For a discussion of additional factors that could cause actual results to differ materially from those contemplated by forward-looking statements, see the sections captioned “Risk Factors” in Assertio’s and Spectrum’s Annual Reports on Form 10-K for the year ended December 31, 2022 and other filings with the Securities and Exchange Commission (the “SEC”). Many of these risks and uncertainties may be exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. Assertio and Spectrum do not assume, and hereby disclaim, any obligation to update forward-looking statements, except as may be required by law.

Non-GAAP Financial Measures

To supplement the Company’s financial results presented on a U.S. generally accepted accounting principles (“GAAP”) basis, the Company has included information about non-GAAP measures of EBITDA, adjusted EBITDA, adjusted earnings, and adjusted earnings per share as useful operating metrics. The Company believes that the presentation of these non-GAAP financial measures, when viewed with results under GAAP and the accompanying reconciliation, provides supplementary information to analysts, investors, lenders, and the Company’s management in assessing the Company’s performance and results from period to period. The Company uses these non-GAAP measures internally to understand, manage and evaluate the Company’s performance. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

This release also includes estimated full-year non-GAAP adjusted EBITDA information, which the Company believes enables investors to better understand the anticipated performance of the business, but should be considered a supplement to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP. No reconciliation of estimated non-GAAP adjusted EBITDA to estimated net income is provided in this release because some of the information necessary for estimated net income such as income taxes, fair value change in contingent consideration, and stock-based compensation is not yet ascertainable or accessible and the Company is unable to quantify these amounts that would be required to be included in estimated net income without unreasonable efforts.

Specified Items

Non-GAAP measures presented within this release exclude specified items. The Company considers specified items to be significant income/expense items not indicative of current operations. Specified items may include adjustments to interest expense and interest income, income tax expense (benefit), depreciation expense, amortization expense, sales reserves adjustments for products the Company is no longer selling, stock-based compensation expense, fair value adjustments to contingent consideration or derivative liability, restructuring costs, amortization of fair value inventory step-up as a result of purchase accounting, transaction-related costs, gains or losses from adjustments to long-lived assets and assets not part of current operations, and gains or losses resulting from debt refinancing or extinguishment.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Product sales, net	$40,083	$35,430	$81,852	$70,977
Royalties and milestones	723	451	1,420	1,443
Other revenue	185	(750)	185	(750)
Total revenues	40,991	35,131	83,457	71,670
Costs and expenses:
Cost of sales	4,772	4,528	10,239	8,723
Research and development expenses	503	—	503	—
Selling, general and administrative expenses	16,771	10,543	33,675	21,184
Change in fair value of contingent consideration	241	1,300	9,408	2,945
Amortization of intangible assets	6,284	7,969	12,568	16,469
Total costs and expenses	28,571	24,340	66,393	49,321
Income from operations	12,420	10,791	17,064	22,349
Other (expense) income:
Debt-related expenses	—	—	(9,918)	—
Interest expense	(751)	(2,269)	(1,873)	(4,596)
Other gain (loss)	661	(95)	1,463	451
Total other expense	(90)	(2,364)	(10,328)	(4,145)
Net income before income taxes	12,330	8,427	6,736	18,204
Income tax expense	(3,860)	(593)	(1,750)	(1,306)
Net income and comprehensive income	$8,470	$7,834	$4,986	$16,898

Basic net income per share	$0.15	$0.17	$0.09	$0.37
Diluted net income per share	$0.13	$0.16	$0.09	$0.36
Shares used in computing basic net income per share	56,142	46,274	53,588	45,746
Shares used in computing diluted net income per share	70,144	47,579	58,010	46,857

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	As of
	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$70,175	$64,941
Accounts receivable, net	41,608	45,357
Inventories, net	18,817	13,696
Prepaid and other current assets	2,949	8,268
Total current assets	133,549	132,262
Property and equipment, net	877	744
Intangible assets, net	185,428	197,996
Deferred tax asset	81,587	80,202
Other long-term assets	3,738	2,709
Total assets	$405,179	$413,913
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,182	$5,991
Accrued rebates, returns and discounts	42,857	49,426
Accrued liabilities	10,283	12,181
Long-term debt, current portion	—	470
Contingent consideration, current portion	14,900	26,300
Other current liabilities	256	948
Total current liabilities	79,478	95,316
Long-term debt	38,251	66,403
Contingent consideration	27,600	22,200
Other long-term liabilities	5,579	4,269
Total liabilities	150,908	188,188
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 200,000,000 shares authorized; 56,512,962 and 48,319,838 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively.	5	5
Additional paid-in capital	568,881	545,321
Accumulated deficit	(314,615)	(319,601)
Total shareholders’ equity	254,271	225,725
Total liabilities and shareholders' equity	$405,179	$413,913

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2023	2022
Operating Activities
Net income	$4,986	$16,898
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	12,964	16,863
Amortization of debt issuance costs and Royalty Rights	248	48
Recurring fair value measurements of assets and liabilities	9,408	2,945
Debt-related expenses	9,918	—
Provisions for inventory and other assets	1,390	259
Stock-based compensation	4,651	2,716
Deferred income taxes	(1,385)	—
Changes in assets and liabilities, net of acquisition:
Accounts receivable	3,749	(4,176)
Inventories	(6,511)	(5,029)
Prepaid and other assets	4,289	12,108
Accounts payable and other accrued liabilities	4,906	(245)
Accrued rebates, returns and discounts	(6,569)	(331)
Interest payable	(726)	(200)
Net cash provided by operating activities	41,318	41,856
Investing Activities
Purchases of property and equipment	(528)	—
Purchase of Sympazan	(280)	—
Purchase of Otrexup	—	(16,518)
Net cash used in investing activities	(808)	(16,518)
Financing Activities
Payments in connection with 2027 Convertible Notes	(10,500)	—
Payment of direct transaction costs related to convertible debt inducement	(1,119)	—
Payment in connection with 2024 Senior Notes	—	(11,750)
Payment of contingent consideration	(15,408)	(3,845)
Payment of Royalty Rights	(459)	(630)
Proceeds from issuance of common stock	—	7,020
Proceeds from exercise of stock options	157	—
Payments related to the vesting and settlement of equity awards	(7,947)	(679)
Net cash used in financing activities	(35,276)	(9,884)
Net increase in cash and cash equivalents	5,234	15,454
Cash and cash equivalents at beginning of year	64,941	36,810
Cash and cash equivalents at end of period	$70,175	$52,264
Supplemental Disclosure of Cash Flow Information
Net cash paid (refunded) for income taxes	$2,295	$(8,360)
Cash paid for interest	$2,351	$4,748

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP EBITDA and ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022	Financial Statement Classification
GAAP Net Income	$8,470	$7,834	$4,986	$16,898
Interest expense	751	2,269	1,873	4,596	Interest expense
Income tax expense	3,860	593	1,750	1,306	Income tax expense
Depreciation expense	195	196	396	395	Selling, general and administrative expenses
Amortization of intangible assets	6,284	7,969	12,568	16,469	Amortization of intangible assets
EBITDA (Non-GAAP)	$19,560	$18,861	$21,573	$39,664
Adjustments:
Legacy product reserves(1)	(185)	750	(185)	750	Other revenue
Stock-based compensation	2,205	1,734	4,651	2,716	Selling, general and administrative expenses
Change in fair value of contingent consideration (2)	241	1,300	9,408	2,945	Change in fair value of contingent consideration
Debt-related expenses (3)	—	—	9,918	—	Debt-related expenses
Transaction-related expenses (4)	3,448	—	5,803	—	Selling, general and administrative expenses
Other (5)	(495)	266	(790)	700	Multiple
Adjusted EBITDA (Non-GAAP)	$24,774	$22,911	$50,378	$46,775

(1)Represents removal of the impact of revenue adjustment to reserves for product sales allowances (gross-to-net-sales allowances) estimates related to previously divested products.
(2)The fair value of the contingent consideration is remeasured each reporting period, with changes in the fair value resulting from changes in the underlying inputs being recognized as operating expenses until the contingent consideration arrangement is settled.
(3)Debt-related expenses consist of an induced conversion expense of approximately $8.8 million and direct transaction costs of approximately $1.1 million incurred as a result of the privately negotiated exchange of $30.0 million principal amount of the Company’s 6.5% Convertible Senior Notes due 2027 in the first quarter of 2023.
(4)Represents transaction-related expenses associated with the acquisition of Spectrum, which closed effective July 31, 2023.
(5)Other for the three and six months ended June 30, 2023 includes interest income of $0.7 million and $1.1 million, respectively, recognized in Other gain (loss) related to the Company’s short-term investments, partially offset by $0.2 million and $0.3 million, respectively, of inventory step-up amortization recognized in Cost of sales related to acquired inventories sold. Other for the three and six months ended June 30, 2022 represents amortization of inventory step-up recognized in Cost of sales related to acquired inventories sold.

RECONCILIATION OF GAAP NET INCOME and NET INCOME PER SHARE TO
NON-GAAP ADJUSTED EARNINGS and ADJUSTED EARNINGS PER SHARE (1)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30, 2023		Three Months Ended June 30, 2022
	Amount	Diluted EPS (2)	Amount	Diluted EPS (2)
Net income (GAAP)(2)	$8,470	$0.13	$7,834	$0.16
Add: Convertible debt interest expense, net of tax(2)	563		—
Adjustments
Amortization of intangible assets	6,284		7,969
Legacy products revenue reserves	(185)		750
Stock-based compensation	2,205		1,734
Change in fair value of contingent consideration	241		1,300
Contingent consideration cash payable (3)	(5,615)		(4,568)
Transaction-related expenses	3,448		—
Other	(495)		266
Income tax expense, as adjusted (4)	(1,471)		(1,863)
Adjusted earnings (Non-GAAP)	$13,445	$0.19	$13,422	$0.28

Diluted shares used in calculation (GAAP)(2)	70,144		47,579

(1)Certain adjustments included here are the same as those reflected in the Company’s reconciliation of GAAP net income to non-GAAP adjusted EBITDA and therefore should be read in conjunction with that reconciliation and respective footnotes.
(2)The Company uses the if-converted method with respect to its convertible debt to compute GAAP and Non-GAAP diluted earnings per share when the effect is dilutive. Under the if-converted method, the Company assumes the 2027 Convertible Notes, which were entered into on August 22, 2022, were converted at the beginning of each period presented and outstanding. As a result, interest expense, net of tax, and any other income statement impact associated with the 2027 Convertible Notes, net of tax, is added back to net income used in the diluted earnings per share calculation.
For the three months ended June 30, 2022, the Company used the treasury-stock method to compute GAAP diluted net income per share, as there was no convertible debt outstanding during the period.
(3)Represents the accrued cash payable of the INDOCIN contingent consideration for the respective period based on 20% royalty for annual INDOCIN net sales over $20.0 million.
(4)Represents the Company’s income tax expense adjusted for the tax effect of pre-tax adjustments excluded from adjusted earnings. The tax effect of pre-tax adjustments excluded from adjusted earnings is computed at the blended federal and state statutory rate of 25%.

RECONCILIATION OF GAAP NET INCOME and NET INCOME PER SHARE TO
NON-GAAP ADJUSTED EARNINGS and ADJUSTED EARNINGS PER SHARE (1)
(in thousands, except per share amounts)
(unaudited)

	Six Months Ended June 30, 2023		Six Months Ended June 30, 2022
	Amount	Diluted EPS (2)	Amount	Diluted EPS (2)
Net income (GAAP)(2)	$4,986	$0.09	$16,898	$0.36
Add: Debt-related expenses and convertible debt interest expense, net of tax (2)	11,044		—
Adjustments
Amortization of intangible assets	12,568		16,469
Legacy products revenue reserves	(185)		750
Stock-based compensation	4,651		2,716
Change in fair value of contingent consideration	9,408		2,945
Contingent consideration cash payable (3)	(7,684)		(4,839)
Transaction-related expenses	5,803		—
Other	(790)		700
Income taxes expense, as adjusted (4)	(5,943)		(4,685)
Adjusted earnings (Non-GAAP)	$33,858	$0.48	$30,954	$0.66

Diluted shares used in calculation (GAAP)(2)	58,010		46,857
Add: Dilutive effect of 2027 Convertible Notes(2)	12,116		—
Diluted shares used in calculation (Non-GAAP)(2)	70,126		46,857

(1)Certain adjustments included here are the same as those reflected in the Company’s reconciliation of GAAP net income to non-GAAP adjusted EBITDA and therefore should be read in conjunction with that reconciliation and respective footnotes.
(2)The Company uses the if-converted method with respect to its convertible debt to compute GAAP and Non-GAAP diluted earnings per share when the effect is dilutive. Under the if-converted method, the Company assumes the 2027 Convertible Notes, which were entered into on August 22, 2022, were converted at the beginning of each period presented and outstanding. As a result, interest expense, net of tax, and any other income statement impact associated with the 2027 Convertible Notes, net of tax, is added back to net income used in the diluted earnings per share calculation.
For the six ended June 30, 2023, the Company’s potentially dilutive convertible debt under the if-converted method was not included in the computation of GAAP diluted net income per share, because to do so would be anti-dilutive. However, the potentially dilutive convertible debt under the if-converted method and stock-based awards under the treasury-stock method were included in the computation of non-GAAP adjusted earnings and adjusted earnings per share because the effect was dilutive.
For the six months ended June 30, 2022, the Company used the treasury-stock method to compute GAAP diluted net income per share, as there was no convertible debt outstanding during the period.
(3)Represents the accrued cash payable of the INDOCIN contingent consideration for the respective period based on 20% royalty for annual INDOCIN net sales over $20.0 million.
(4)Represents the Company’s income tax expense adjusted for the tax effect of pre-tax adjustments excluded from adjusted earnings. The tax effect of pre-tax adjustments excluded from adjusted earnings is computed at the blended federal and state statutory rate of 25%.